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                                                                    EXHIBIT 23.3

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                      Members of the California Society
Armando Ibarra, Jr., C.P.A.                      of Certified Public Accountants




Consent of Independent Accountants


         We consent to the incorporation by reference in the Registration Statement of VIPC Communications, Inc. on Form S-8 of our report dated February 29, 2000 relating to the financial statements of VIPC Communications, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.



                                       /s/ Armando Ibarra, Jr., CPA, JD
                                      ------------------------------------------
                                      ARMANDO IBARRA, Jr., CPA, JD


Chula Vista, California
March 23, 2001





                637 Third Avenue, Suite H, Chula Vista, CA 91910
Tel: (619) 422-1348                                          Fax: (619) 422-1465